                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

       Filed by the registrant [X]

       Filed by a party other than the registrant [ ]

       Check the appropriate box:

       [ ] Preliminary proxy statement      [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

       [X] Definitive proxy statement

       [ ] Definitive additional materials

       [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            Illinois Tool Works Inc.
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                (Name of Registrant as Specified in Its Charter)

                            Illinois Tool Works Inc.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

       [X] No fee required.

       [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

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       (2) Aggregate number of securities to which transaction applies:

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       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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       (4) Proposed maximum aggregate value of transaction:

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       (5) Total fee paid:

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       [ ] Fee paid previously with preliminary materials.

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       [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount previously paid:

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       (2) Form, schedule or registration statement no.:

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       (3) Filing party:

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       (4) Date filed:

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

                                    ITW LOGO

                            ILLINOIS TOOL WORKS INC.
                             3600 WEST LAKE AVENUE
                            GLENVIEW, ILLINOIS 60025

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

                              FRIDAY, MAY 11, 2001
                                   3:00 P.M.

                           THE NORTHERN TRUST COMPANY
                            50 SOUTH LASALLE STREET
                               CHICAGO, ILLINOIS

       ITW is holding its 2001 Annual Meeting for the following purposes:

       1. To elect ten directors for the upcoming year; and

       2. To reapprove the performance factors and award limits under the 1996 Stock Incentive Plan and the Executive Incentive Plan.

       The Board of Directors recommends that you vote FOR each of the director nominees and FOR the reapproval of the performance factors and award limits.

       Stockholders of record on March 13, 2001 are entitled to vote.

       It is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To be certain that your shares are represented, please sign, date and return the enclosed proxy card as soon as possible or vote by telephone or the Internet by following the instructions on the proxy card. Whatever method you choose, please vote as soon as possible. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

       Our Annual Report for 2000 is enclosed.

                                       By Order of the Board of Directors,
                                             Stewart S. Hudnut
                                                 Secretary

March 21, 2001

                            ILLINOIS TOOL WORKS INC.

--------------------------------------------------------------------------------

                                PROXY STATEMENT
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                Page
                                                                ----
Questions and Answers.......................................      1

Election of Directors.......................................      4

Board of Directors and Its Committees.......................      7

Director Compensation.......................................      8

Ownership of ITW Stock......................................      9

Section 16(a) Beneficial Ownership Reporting Compliance.....     11

Executive Compensation......................................     12

Report of the Compensation Committee on Executive
   Compensation.............................................     16

Company Performance.........................................     18

Report of the Audit Committee...............................     18

Independent Public Accountants..............................     20

Reapproval of Performance Factors and Award Limits under the
   1996 Stock Incentive Plan and the Executive Incentive
   Plan.....................................................     21

Annual Report on Form 10-K..................................     22

Appendix A -- Charter of the Audit Committee................    A-1

                             QUESTIONS AND ANSWERS

       Following are questions often asked by stockholders of publicly held companies. We hope that the answers will assist you in casting your vote.

WHAT AM I VOTING ON?

       We are soliciting your vote on:

       1. The election of ten directors for the upcoming year; and

       2. The reapproval of performance factors and award limits under the 1996 Stock Incentive Plan and the Executive Incentive Plan.

WHO MAY VOTE?

       Stockholders at the close of business on March 13, 2001, the record date, may vote. On that date, there were 303,652,566 shares of ITW common stock outstanding.

HOW MANY VOTES DO I HAVE?

       Each share of ITW common stock that you own entitles you to one vote.

HOW DO I VOTE?

       You may vote your shares in one of the following four ways:

1.   By mail:       complete the proxy card and sign, date and return
                    it in the enclosed envelope;
2.   By telephone:  call the toll-free number on the proxy card, enter the control number on the proxy card and
                    follow the recorded instructions;
3.   By Internet:   go to the website listed on the proxy card, enter
                    the control number on the proxy card and follow
                    the instructions provided; or
4.   In person:     attend the Annual Meeting, where ballots will be
                    provided.

If you hold your shares through a bank or broker that does not offer telephone or Internet voting, please complete and return your proxy by mail.

HOW DOES DISCRETIONARY VOTING AUTHORITY APPLY?

       If you sign, date and return your proxy card, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Susan Crown, Phillip B. Rooney and Harold B. Smith to vote on the proposals discussed in this proxy statement and on any other matter that is properly raised at the Annual Meeting. In that event, your proxy will be voted FOR the election of each director nominee, FOR the reapproval of performance factors and award limits and FOR or AGAINST any other properly raised matter at the discretion of Ms. Crown and Messrs. Rooney and Smith.

MAY I REVOKE MY PROXY?

       You may revoke your proxy at any time before it is exercised in one of four ways:

        1. Notify ITW's Secretary in writing before the Annual Meeting that you wish to revoke your proxy.

        2. Submit another proxy with a later date.

        3. Vote by telephone or Internet after you have given your proxy.

        4. Vote in person at the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

       Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted.

WHAT CONSTITUTES A QUORUM?

       The presence, in person or by proxy, of the holders of a majority of ITW shares entitled to vote at the Annual Meeting constitutes a quorum. Your shares will be considered part of the quorum if you return a signed and dated proxy card or if you vote by telephone or Internet. Abstentions and broker non-votes are counted as "shares present" at the meeting for purposes of determining if a quorum exists. A broker non-vote occurs when a broker submits a proxy that does not indicate a vote as to a proposal because he or she does not have voting authority and has not received voting instructions from you.

WHAT VOTE IS REQUIRED TO ELECT THE DIRECTOR NOMINEES?

       The ten nominees who receive the highest number of votes will be elected. If you do not want to vote your shares for a particular nominee, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or Internet voting. In the election of directors, abstentions are not considered shares voted and will not affect the outcome of the vote.

WHAT VOTE IS REQUIRED TO REAPPROVE THE PERFORMANCE FACTORS AND AWARD LIMITS?

       A majority of the shares present or represented by proxy and having the power to vote at the Annual Meeting must reapprove performance factors and award limits under the 1996 Stock Incentive Plan and the Executive Incentive Plan. An abstention will have the effect of a vote against the proposal since it is one fewer vote for approval, but a broker non-vote will have no effect.

HOW DO I SUBMIT A STOCKHOLDER PROPOSAL?

       You must submit a proposal to be included in our proxy statement for the May 2002 annual meeting no later than November 21, 2001. Your proposal must be in writing and must comply with the proxy rules of the Securities and Exchange Commission (SEC). You also may submit a proposal that you do not want included in the proxy statement, but that you want to raise at the May 2002 annual meeting. If you submit that proposal after

February 4, 2002, then SEC rules permit the individuals named in the proxies solicited by ITW's Board of Directors for that meeting to exercise discretionary voting power as to that proposal. You should send your proposal to our Secretary at our address on the cover of this proxy statement.

HOW DO I NOMINATE A DIRECTOR?

       If you wish to nominate an individual for election as director at the May 2002 annual meeting, our Secretary must receive your nomination by December 31, 2001. Our by-laws require that your nomination include: (1) your name and address; (2) the name, age and home and business addresses of the nominee; (3) the principal occupation or employment of the nominee; (4) the number of shares of ITW stock that the nominee beneficially owns; (5) a statement that the nominee is willing to be nominated and serve as a director; and (6) any other information regarding the nominee that would be required by the SEC to be included in a proxy statement had ITW's Board of Directors nominated that individual. Any nomination that you make must be approved by the Corporate Governance and Nominating Committee as well as by the Board of Directors.

WHO PAYS TO PREPARE, MAIL AND SOLICIT THE PROXIES?

       ITW will pay all of the costs of preparing and mailing the proxy statement and soliciting these proxies. We will ask brokers, dealers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials and our Annual Report to the beneficial owners of ITW common stock. Upon request, we will reimburse them for their reasonable expenses. In addition to mailing proxy materials, our officers, directors and employees may solicit proxies in person, by telephone or otherwise.

                             ELECTION OF DIRECTORS

       Stockholders will elect ten directors at the Annual Meeting. The individuals listed below have been nominated by the Board of Directors as recommended by the Corporate Governance and Nominating Committee. Each director will serve until the May 2002 annual meeting, until a qualified successor director has been elected, or until he or she resigns or is removed by the Board of Directors.

       We will vote your shares as you specify on the enclosed proxy card, by telephone or by Internet. If you do not specify how you want your shares voted, we will vote them FOR the election of all the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. The Board of Directors does not anticipate that any nominee will be unable to serve. The nominees have provided the following information about themselves:


W.F. ALDINGER PHOTO     WILLIAM F. ALDINGER, 53, has served as the Chairman and
                        Chief Executive Officer of Household International, Inc., a
                        consumer finance company, since 1994. He serves on the
                        boards of Household International, Inc., Household Finance
                        Company and MasterCard International. Mr. Aldinger has
                        served as a director of ITW since 1998.

MICHAEL J. BIRCK PHOTO  MICHAEL J. BIRCK, 63, has served as the Chairman of Tellabs,
                        Inc. since September 2000. Mr. Birck founded Tellabs and
                        served as President and Chief Executive Officer from 1975 to
                        September 2000. Tellabs designs, manufactures, markets and services voice and data equipment. He is a director of
                        Molex, Inc. and Tellabs, Inc. Mr. Birck has served as a
                        director of ITW since 1996.


MARVIN D. BRAILSFORD    MARVIN D. BRAILSFORD, 62, has been Vice President of
   PHOTO                Kaiser-Hill Company LLC, a construction and environmental
                        services company, since 1996. He retired from the United
                        States Army with the rank of Lieutenant General after 33
                        years of service. Mr. Brailsford has served as a director of
                        ITW since 1996.

SUSAN CROWN PHOTO       SUSAN CROWN, 42, has been Vice President of Henry Crown and
                        Company, a business with diversified investments, since
                        1984. She is a director of Baxter International Inc. and
                        Northern Trust Corporation and its subsidiary, The Northern
                        Trust Company. Ms. Crown has served as a director of ITW
                        since 1994.

H. RICHARD CORWTHER     H. RICHARD CROWTHER, 68, was the Vice Chairman of ITW from
   PHOTO                1990 to 1995 and Executive Vice President from 1983 through
                        1989. Mr. Crowther had 36 years of service with ITW prior to his retirement. He is a director of Actuant Corporation. Mr.
                        Crowther has served as a director of ITW since 1995.

DON H. DAVIS PHOTO      DON H. DAVIS, JR., 61, has been Chairman of the Board of
                        Rockwell International Corporation, a manufacturer of
                        aviation electronics and automotive equipment, since 1998
                        and Chief Executive Officer of Rockwell International
                        Corporation since 1997. He was President and Chief Operating
                        Officer from 1995 to 1997. He is a director of Rockwell
                        International Corporation, Ingram Micro Inc. and Apogent
                        Technologies Inc. Mr. Davis has served as a director of ITW since 2000.

W. JAMES FARRELL PHOTO  W. JAMES FARRELL, 58, has been Chairman of ITW since 1996 and Chief Executive Officer since 1995. Mr. Farrell served as President from 1994 until 1996 and as Executive Vice
                        President from 1983 until 1994. He has 35 years of service with ITW. He is a director of Allstate Insurance Company,
                        Sears, Roebuck & Co., The Quaker Oats Company and the
                        Federal Reserve Bank of Chicago. Mr. Farrell has served as a director of ITW since 1995.

ROBERT C. MCCORMACK     ROBERT C. MCCORMACK, 61, has been a Partner of Trident
   PHOTO                Capital LP, a venture capital firm, since 1993. Mr.
                        McCormack served as Assistant Secretary of the Navy from
                        1990 to 1993, Deputy Under Secretary of Defense from 1987 to
                        1990, and as Managing Director of Morgan Stanley & Co.
                        Incorporated, an investment bank, from 1985 to 1987. He is a director of DeVry, Inc. and the Northern Trust Corporation and its subsidiary, The Northern Trust Company. Mr.
                        McCormack has served as a director of ITW since 1993. He
                        previously was a director of ITW from 1978 through 1987.

PHILLIP B. ROONEY       PHILLIP B. ROONEY, 56, has served as President of
   PHOTO                ServiceMaster Management Services, a network of quality
                        service companies, since 2000 and was Vice Chairman of
                        ServiceMaster Company from 1997 to 2000. Prior to 1997, he served as President of Waste Management, Inc. He is a
                        trustee of the Van Kampen Funds. Mr. Rooney has served as a director of ITW since 1990.

HAROLD B. SMITH PHOTO   HAROLD B. SMITH, 67, has been Chairman of the Executive
                        Committee of ITW since 1982. Mr. Smith is a director of W.W.
                        Grainger Inc. and Northern Trust Corporation and its
                        subsidiary, The Northern Trust Company. He is a trustee of
                        The Northwestern Mutual Life Insurance Company. Mr. Smith
                        has served as a director of ITW since 1968.

                     BOARD OF DIRECTORS AND ITS COMMITTEES

       ITW's Board of Directors met five times during 2000. In addition to meetings of the full Board, directors attended meetings of Board committees. The Board of Directors has standing audit, compensation, corporate governance and nominating, and finance committees. Each of the directors attended all of the meetings of the Board and its committees.

AUDIT COMMITTEE

Meetings in 2000:           3
Members:                    Susan Crown (Chairman)
                            William F. Aldinger
                            Michael J. Birck
                            Marvin D. Brailsford
                            H. Richard Crowther
                            Don H. Davis, Jr.
Function:                   Reviews and reports to the Board concerning the engagement of independent public accountants, ITW's internal audit
                            systems and other matters significantly affecting ITW's
                            financial status. Additional information on the committee
                            and its activities is set forth in the "Report of the Audit
                            Committee" on page 18 and in Appendix A - Charter of the
                            Audit Committee.

COMPENSATION COMMITTEE

Meetings in 2000:           2
Members:                    Phillip B. Rooney (Chairman)
                            William F. Aldinger
                            Michael J. Birck
                            Don H. Davis, Jr.
                            Robert C. McCormack
Function:                   Administers ITW's compensation plans and approves
                            compensation levels for executive officers.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Meetings in 2000:           1
Members:                    Marvin D. Brailsford (Chairman)
                            Susan Crown
                            H. Richard Crowther
                            Don H. Davis, Jr.
                            Harold B. Smith
Function:                   Receives suggestions, evaluates and recommends director
                            candidates to the Board. Makes recommendations as to Board committees and Board size. Recommends and monitors corporate governance policies and procedures.

FINANCE COMMITTEE

Meetings in 2000:           1
Members:                    Robert C. McCormack (Chairman)
                            William F. Aldinger
                            H. Richard Crowther
                            Phillip B. Rooney
                            Harold B. Smith
Function:                   Reviews and evaluates management proposals relating to ITW's debt and equity financing, dividend policy and payments,
                            acquisitions and divestitures above $20,000,000,
                            investments, real estate and other financing and investment matters.

                             DIRECTOR COMPENSATION

ANNUAL RETAINER AND ATTENDANCE FEES

       For non-officer directors in 2001, the retainer is $35,000, the fee for each Board or committee meeting is $1,500, and the fee for chairmen is an additional $900 per meeting chaired. In order to link director compensation with stockholder interests, non-officer directors have also been given the option of receiving some or all of their retainer and fees in an equivalent value of ITW common stock, which he or she can elect to receive immediately or at retirement or resignation. A director can also defer receipt of all or part of cash fees until he or she is no longer a director. Deferred cash amounts are credited with interest at current rates.

RESTRICTED ITW COMMON STOCK

       A portion of director compensation includes the periodic grant of restricted ITW common stock, which directly links another element of director compensation with stockholder interests. In January 2001, each non-officer director of ITW received an award of 900 restricted shares. Each new non-officer director who joins the Board after January 2001 will be granted an award of 300 shares for each full year of service remaining until

January 2004. Restricted shares vest equally over the years remaining from the grant date until January 2004 and fully vest upon death or retirement. A director cannot sell the shares until the earliest of retirement, death or January 2004. A director who terminates other than for death or retirement prior to January 2004 will forfeit any unvested restricted shares.

PHANTOM ITW STOCK

       To tie a further portion of their compensation to stockholder interests, non-officer directors of ITW are granted 1,000 units of phantom stock upon becoming a director. The value of each unit equals the market value of one share of ITW common stock. Additional units are credited to a director's phantom stock account in an amount equivalent to cash dividends paid on ITW stock. Accounts are adjusted for stock dividends, stock splits, combinations or similar changes. A director is eligible for a cash distribution from his or her account at retirement or upon approved resignation. When phantom stock is granted, directors elect to receive the distribution in either a lump sum or in up to ten annual installments, an election that directors may change at any time until two years preceding the distribution. Directors receive the value of their phantom stock account immediately upon a change of control.

OTHER ARRANGEMENTS WITH DIRECTORS

       Harold B. Smith has a one-year agreement with ITW to provide consulting services for a fee of $85,000.

                             OWNERSHIP OF ITW STOCK

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

       The following table shows how much ITW common stock the directors, nominees, the named executive officers, and all directors, nominees and executive officers as a group beneficially owned as of December 31, 2000. The named executive officers are the Chief Executive Officer and the four next most highly compensated executive officers based on compensation earned during 2000.

       Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

       The number of shares beneficially owned by each non-officer director includes 900 shares of ITW common stock that were granted in January 2001 under the Directors' Restricted Stock Plan. The number of the director's phantom stock units disclosed in the table represents an equivalent number of shares of ITW common stock. Phantom stock units are not transferable and have no voting rights. The units are not included in the "percent of class" calculation.

                                                      SHARES OF COMMON STOCK      PHANTOM      PERCENT
             NAME OF BENEFICIAL OWNER                   BENEFICIALLY OWNED      STOCK UNITS    OF CLASS
             ------------------------                 ----------------------    -----------    --------
Directors and Nominees (other than Executive
  Officers)
  William F. Aldinger.............................               4,088(1)          1,022            *
  Michael J. Birck................................              11,997             2,086            *
  Marvin D. Brailsford............................               3,370             2,080            *
  Susan Crown.....................................              11,600(2)          2,103            *
  H. Richard Crowther.............................             339,719(3)          2,261            *
  Don H. Davis, Jr................................               2,569             1,006            *
  Robert C. McCormack.............................          14,519,844(4)          2,103          4.8%
  Phillip B. Rooney...............................              56,988(5)          2,103            *
  Harold B. Smith.................................          38,483,427(6)             --         12.6%
Executive Officers
  W. James Farrell................................             748,615(7)             --            *
  James M. Ringler................................             828,505(8)             --            *
  Frank S. Ptak...................................             307,828(9)             --            *
  F. Ronald Seager................................             238,701(10)            --            *
  David B. Speer..................................              96,029(11)            --            *
Directors, Nominees and Executive Officers as a
  Group (24 Persons)..............................          41,829,600(12)        14,764         13.7%

------------
  *  Less than 1%

 (1) Includes 100 shares owned by Mr. Aldinger's spouse, as to which he disclaims beneficial ownership.

 (2) Includes (a) 2,000 shares owned in a trust as to which Ms. Crown shares voting and investment power; and (b) 2,000 shares held in trusts of which Ms. Crown's children are beneficiaries and as to which she disclaims beneficial ownership.

 (3) Includes (a) 261,352 shares held in a revocable living trust as to which Mr. Crowther shares voting and investment power; (b) 30,107 shares owned by his spouse as to which Mr. Crowther disclaims beneficial ownership; and (c) 8,000 shares owned by a charitable foundation of which Mr. Crowther is an officer.

 (4) Includes (a) 400 shares owned in a trust as to which Mr. McCormack shares voting and investment power with The Northern Trust Company; and (b) 14,510,380 shares owned in twelve trusts as to which Messrs. McCormack, E.B. Smith, Jr., H.B. Smith and The Northern Trust Company are trustees and share voting and investment power. Mr. McCormack's address is c/o Secretary, Illinois Tool Works Inc., 3600 West Lake Avenue, Glenview, Illinois 60025.

 (5) Includes 2,021 shares owned by Mr. Rooney's spouse, as to which he disclaims beneficial ownership.

 (6) Includes (a) 21,202,264 shares owned in twelve trusts as to which Mr. Smith shares voting and investment power with The Northern Trust Company and others; (b) 2,138,080 shares owned in ten trusts as to which he shares voting and investment power; (c) 14,510,380 shares owned in twelve trusts as to which Messrs. McCormack, E.B. Smith, Jr., H.B. Smith and The Northern Trust Company are trustees and share voting and investment power; and (d) 67,192 shares owned by a charitable foundation of which Mr. Smith is a director. Mr. Smith's address is c/o Secretary, Illinois Tool Works Inc., 3600 West Lake Avenue, Glenview, Illinois 60025.

 (7) Includes (a) 1,000 shares owned by Mr. Farrell's son as to which he disclaims beneficial ownership; (b) 7,586 shares owned by Mr. Farrell's spouse as to which he disclaims beneficial ownership; (c) 31,929 shares owned in a partnership as to which Mr. Farrell shares voting and investment power; (d) 6,164 shares owned by a charitable foundation of which Mr. Farrell is an officer; (e) 6,673 shares allocated to Mr. Farrell's account in the ITW Savings and Investment Plan; and (f) 675,606 shares covered by options exercisable within 60 days.

 (8) Includes (a) 13,723 shares allocated to Mr. Ringler's account in the Premark International, Inc. Retirement Savings Plan; and (b) 729,045 shares covered by options exercisable within 60 days.

 (9) Includes 242,500 shares covered by options exercisable by Mr. Ptak within 60 days.

(10) Includes (a) 1,826 shares owned by Mr. Seager's spouse as to which he disclaims beneficial ownership; and (b) 205,000 shares covered by options exercisable within 60 days.

(11) Includes (a) 226 shares owned by Mr. Speer's spouse as to which he disclaims beneficial ownership; (b) 824 shares allocated to Mr. Speer's account in the ITW Savings and Investment Plan; and (c) 91,000 shares covered by options exercisable within 60 days.

(12) Includes 2,560,501 shares covered by options exercisable within 60 days.

OTHER PRINCIPAL STOCKHOLDERS

       This table shows, as of December 31, 2000, the only stockholder other than directors that we know to be a beneficial owner of more than 5% of ITW common stock. We have a commercial banking relationship with The Northern Trust Company, which also acts as the trustee under our principal pension plan. The Northern Trust Company is a wholly owned subsidiary of Northern Trust Corporation. Susan Crown, Robert C. McCormack and Harold B. Smith, directors of ITW, are also directors of Northern Trust Corporation and The Northern Trust Company.

                      NAME AND ADDRESS                               AMOUNT OF          PERCENT
                    OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP    OF CLASS
                    -------------------                         --------------------    --------
The Northern Trust Company..................................       43,286,912(1)          14.2%
50 South LaSalle Street
Chicago, Illinois 60675

------------
(1) The Northern Trust Company and its affiliates act as sole fiduciary or co-fiduciary of trusts and other fiduciary accounts that own an aggregate of 43,286,912 shares. They have sole voting power with respect to 4,996,335 shares and share voting power with respect to 36,813,357 shares. They have sole investment power with respect to 3,420,425 shares and share investment power with respect to 37,947,477 shares. In addition, The Northern Trust Company holds in other accounts, but does not beneficially own, 28,617,363 shares, resulting in aggregate holdings by The Northern Trust Company of 71,904,275 shares, or 23.6%.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires that ITW's executive officers, directors and 10% stockholders file reports of ownership and changes of ownership of ITW common stock with the SEC and the New York Stock Exchange. Based on a review of copies of these reports provided to us during fiscal 2000 and written representations from executive officers and directors, we believe that all filing requirements were met during 2000.

                             EXECUTIVE COMPENSATION

       This table summarizes the compensation of the Chief Executive Officer and the other four most highly compensated executive officers of ITW.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                       COMPENSATION(3)
                                                                    ---------------------
                                                                      AWARDS
                                                                      ------     PAYOUTS
                                            ANNUAL COMPENSATION     SECURITIES   -------        ALL OTHER
           NAME AND                       -----------------------   UNDERLYING     LTIP        COMPENSATION
      PRINCIPAL POSITION          YEAR    SALARY(1)   BONUS(1)(2)    OPTIONS     PAYOUTS          (5)(6)
      ------------------          ----    ---------   -----------   ----------   --------      ------------
W. James Farrell..............    2000    $899,990    $1,309,500     450,000           --      $    65,280(7)
  Chairman and Chief              1999     696,152     1,350,000     200,000           --           46,298
  Executive Officer               1998     600,000       877,500     100,000           --           42,935
James M. Ringler..............    2000    $750,022    $1,091,250      75,000     $      0      $    26,339
  Vice Chairman                   1999     713,221     1,125,000      80,810      843,750(4)    10,843,327(8)
                                  1998     681,250       975,000     129,296      684,694          124,020
Frank S. Ptak.................    2000    $420,004    $  611,100     230,000           --      $    30,738
  Vice Chairman                   1999     339,626       630,000     100,000           --           15,877
                                  1998     312,312       468,000      60,000           --           11,826
David B. Speer................    2000    $270,770    $  398,063      75,000           --      $    16,180
  Executive Vice President        1999     244,115       358,628      30,000           --            9,597
                                  1998     214,231       295,350      30,000           --            7,203
F. Ronald Seager..............    2000    $270,010    $  386,775      30,000           --      $    37,022
  Executive Vice President        1999     263,084       390,825      30,000           --           16,457
                                  1998     244,650       360,000      30,000           --           10,983

------------
(1) Actual salary or bonus earned. Includes amounts deferred by the executive under the Executive Contributory Retirement Income Plan or the Savings and Investment Plan. In the case of Mr. Ringler, includes amounts deferred by him in 1998 and 1999 under the Premark International, Inc. Retirement Savings Plan and the Premark International, Inc. Supplemental Plan.

(2) Amounts awarded under the Executive Incentive Plan are calculated on the executive's base salary as of December 31 for that year and paid in the following year. In the case of Mr. Ringler, includes amounts awarded under the Premark International, Inc. annual incentive plan for 1998 and 1999.

(3) As part of long-term compensation, awards of ITW restricted stock were made under the Stock Incentive Plan in 1994. At December 31, 2000, the number of unvested restricted shares and their value was: Mr. Farrell, 3,200 shares valued at $190,592; Mr. Ptak, 3,200 shares valued at $190,592; and Mr. Seager, 2,000 shares valued at $119,120.

(4) Change of control long-term incentive payout for Mr. Ringler under the Premark International, Inc. Long-Term Incentive Plan.

(5) Includes company matching contributions in 2000 to the Executive Contributory Retirement Income Plan or the Savings and Investment Plan as follows: Mr. Farrell, $27,000; Mr. Ringler, $22,501; Mr. Ptak, $12,600; Mr. Speer, $8,123; and Mr. Seager, $8,100. In 1999, Mr. Ringler received a company match of $11,281 to the Premark International, Inc. Retirement Savings Plan and was credited with an additional contribution of $140,796 to the Premark International, Inc. Supplemental Plan.

(6) Includes interest credited in 2000 on deferred compensation under the Executive Contributory Retirement Income Plan in excess of 120% of the Applicable Long-Term Rate as follows: Mr. Farrell, $25,741; Mr. Ringler $3,838; Mr. Ptak, $18,138; Mr. Speer, $8,057; Mr. Seager, $28,922.

(7) Includes $12,540 representing imputed income on Mr. Farrell's outstanding home loan made by ITW in 1995. The maximum amount of the loan outstanding during 2000 was $225,000, which by February 23, 2001 had been reduced to $95,000. The imputed rate of interest on the loan is 7.34% per annum and the loan is repayable in annual installments through the year 2003.

(8) Includes aggregate payment, less short-term and long-term payouts, (a) in lieu of amounts that Mr. Ringler would have been paid under his employment agreement with Premark; (b) in recognition that ITW does not maintain a long-term incentive plan similar to the plan maintained by Premark; and (c) in consideration for his agreement not to compete during his period of employment with ITW and for a period of two years thereafter.

       Stock ownership guidelines established by the Board of Directors require each executive officer to own a certain number of shares of ITW stock based upon a multiple of base salary. We loaned money to Mr. Farrell to help him comply with these guidelines. The initial five-year term of the promissory note evidencing this loan expired in December 2000 and was renewed for an additional five-year term at an annual interest rate of 5.91%, secured by 3,200 shares of ITW stock. As of February 23, 2001, Mr. Farrell repaid the outstanding balance on the note of $111,823, which was the largest amount that Mr. Farrell had been indebted to us under this loan since the beginning of 2000.

       In the event of a change of control of ITW, each executive officer's unvested restricted stock and stock options previously granted under the Stock Incentive Plan fully vest. In addition, executives receive a cash payment under the Executive Incentive Plan immediately upon a change of control. The amount paid under the Executive Incentive Plan equals a portion of the maximum awards payable under the Plan for that year based on the number of days in the year that have elapsed as of the date of the change of control.

                             OPTION GRANTS IN 2000

       This table gives information relating to option grants in 2000 to the Chief Executive Officer and the other four most highly compensated executive officers of ITW.

                                                 INDIVIDUAL GRANTS
                               -----------------------------------------------------
                                             PERCENT OF                                   GRANT DATE
                               SECURITIES   TOTAL OPTIONS                                   VALUE
                               UNDERLYING    GRANTED TO     EXERCISE OR                ----------------
                                OPTIONS       EMPLOYEES     BASE PRICE    EXPIRATION      GRANT DATE
            NAME               GRANTED(1)       2000         PER SHARE       DATE      PRESENT VALUE(2)
            ----               ----------   -------------   -----------   ----------   ----------------
W. James Farrell.............   450,000         13.8          $55.875      12/15/10       $8,563,500
James M. Ringler.............    75,000          2.3           55.875      12/15/10        1,427,250
Frank S. Ptak................   230,000          7.1           55.875      12/15/10        4,376,900
David B. Speer...............    75,000          2.3           55.875      12/15/10        1,427,250
F. Ronald Seager.............    30,000          0.9           55.875      12/15/10          570,900

---------------
(1) Options become exercisable in four equal annual installments on the anniversaries of the grant or immediately in the event of retirement, disability or death. A restorative option right applies to option grants so long as the option holder is employed by ITW. This means that an option holder who delivers previously acquired shares of ITW common stock in payment of an option's exercise price will be granted an additional option, which is subject to certain restrictions, to purchase the number of shares equal to the number of delivered shares.

(2) The estimated fair value of each ITW option granted is calculated using the Black-Scholes option pricing model. The model assumes a 5.4% risk-free interest rate, 28.4% expected stock volatility, 1.04% dividend yield and 5.7 years expected until exercise.

                          OPTION EXERCISES IN 2000 AND
                          YEAR-END 2000 OPTION VALUES

       This table provides information regarding the exercise of options during 2000 and options outstanding at the end of the year for the Chief Executive Officer and the other four most highly compensated executive officers of ITW. The "value realized" is calculated using the difference between the option exercise price and the price of ITW common stock on the date of exercise multiplied by the number of shares acquired upon exercise. The "value of unexercised in-the-money options at year-end 2000" is calculated using the difference between the option exercise price and $59.56 (the closing price of ITW stock on December 29, 2000, the last trading day of the year) multiplied by the number of shares underlying the option. An option is in-the-money if the market value of ITW common stock is greater than the option's exercise price.

                                                          SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                           SHARES                             YEAR-END 2000                   YEAR-END 2000
                         ACQUIRED ON       VALUE       ----------------------------    ----------------------------
        NAME              EXERCISE       REALIZED      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----             -----------    -----------    -----------    -------------    -----------    -------------
W. James Farrell.....       14,000      $   650,566      675,606         755,000       $14,844,882     $3,942,050
James M. Ringler.....      275,309       16,353,139      729,045          75,000        24,716,276        276,375
Frank S. Ptak........            0                0      242,500         347,500         5,813,550        948,600
David B. Speer.......            0                0       91,000         120,000         1,712,435        333,075
F. Ronald Seager.....            0                0      205,000          75,000         6,168,150        167,250

                                RETIREMENT PLANS

       ITW's principal defined benefit pension plan covers approximately 25,000 domestic business unit employees, including executive officers. Upon retirement, participants receive benefits based on years of plan participation and average monthly compensation for the five highest consecutive years out of the last ten years of employment. As of January 1, 2001, the plan has been amended to provide a defined lump sum amount at retirement. Persons age 50 or older with at least five years of service will receive a benefit that is no less valuable than that provided under the prior plan formula. Because the Internal Revenue Code imposes limits on those plan benefits, the Board has established a supplemental plan that provides for payments to certain executives equal to benefits that would be paid but for these limitations. The table below shows the maximum estimated annual benefits to be paid under the pension plan and supplemental plan at age 65 normal retirement to individuals in specified compensation and years of service categories, based on the plan provisions in effect on December 31, 2000. Compensation includes salary and bonus shown in the Summary Compensation Table on page 12.

                                              ESTIMATED ANNUAL NORMAL RETIREMENT BENEFITS(1)
                         ----------------------------------------------------------------------------------------
                                                 YEARS OF SERVICE AT NORMAL RETIREMENT(2)
COMPENSATION                10          15          20           25            30            35            40
------------             --------    --------    --------    ----------    ----------    ----------    ----------
$ 600,000............    $ 99,000    $148,500    $198,000    $  247,500    $  297,000    $  319,500    $  342,000
   850,000...........     140,250     210,375     280,500       350,625       420,750       452,625       484,500
 1,100,000...........     181,500     272,250     363,000       453,750       544,500       585,750       627,000
 1,350,000...........     222,756     334,125     445,500       546,875       668,256       718,875       769,500
 1,600,000...........     264,000     396,000     528,000       660,000       792,000       852,000       912,000
 2,000,000...........     330,000     495,000     660,000       825,000       990,000     1,065,000     1,140,000
 2,500,000...........     412,500     618,750     825,000     1,031,250     1,237,500     1,331,250     1,425,000

---------------
(1) The actual pension formula in effect excludes an amount equivalent to 0.65% of Social Security covered compensation times the individual's years of service up to 30 years. This exclusion is not reflected in the table and, therefore, the amounts shown are overestimated by relatively small percentages.

(2) Actual years of participation as of December 31, 2000 for the five most highly compensated executive officers were as follows: Mr. Farrell, 35.5 years; Mr. Ringler, 11.0 years (10.0 of which were granted as consideration for his employment by ITW); Mr. Ptak, 25.1 years; Mr. Seager, 20.6 years; and Mr. Speer, 22.5 years. In addition, Mr. Ringler has an accrued normal retirement benefit of $101,185 based on his 9.9 years of participation in Premark's retirement plans.

       In addition, under ITW's 1982 Executive Contributory Retirement Income Plan, annual benefits payable beginning at the normal retirement age of 65 for 15 years are as follows: Mr. Farrell, $113,529 and Mr. Seager, $68,266.

                             EMPLOYMENT AGREEMENTS

       In November 1999, we entered into an employment agreement with James M. Ringler that expired in November 2000. Under the agreement, Mr. Ringler received an annual base salary of $750,000 and incentive opportunities comparable to similarly situated ITW employees. In connection with the employment agreement, Mr. Ringler entered into a noncompetition agreement that is in effect during the period of his employment with ITW and for a period of two years thereafter.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

       During 2000, the Compensation Committee of the Board of Directors was composed of five independent non-employee directors. The Committee administers ITW's compensation plans, including the Executive Incentive Plan and the Stock Incentive Plan. The Committee also approves compensation levels for executive officers. In making its decisions, the Committee considers management's contribution to ITW's long-term growth. One long-term performance factor that the Committee considers is ITW's total stockholder return, which is measured by capital appreciation and reinvested dividends. For the ten years ending December 31, 2000, the compound annual stockholder rate of return was 18.7%. For the same period, the rate of return on the Standard & Poor's 500 Index was 17.5% and the rate of return on the Standard & Poor's Diversified Manufacturing Index was 20.7%.

       Compensation for executive officers is composed of base salary, a cash bonus based on performance and stock incentives. The Committee believes that the stock incentive and cash bonus components align the executive officers' performance with stockholder interests. The Committee's philosophy is to provide executives with total compensation above the median for executives of comparable industrial companies.

       BASE SALARY. In establishing base salaries for the Chief Executive Officer (CEO) and other executive officers, the Committee considers compensation information of a peer group of comparable industrial companies. This peer group includes some of the same companies as the S&P Diversified Manufacturing Index used for the Company Performance graph on page 18. In determining base salary, the Committee considers the officer's past performance and potential future performance as well as ITW's net income and the operating income of the business unit that the executive officer oversees. The Committee's objective is to target base salaries of the CEO and the other executive officers at the 50th percentile of the peer group.

       BONUS. Executive officers receive annual cash bonuses under the Executive Incentive Plan based on predetermined financial and non-financial objectives. Maximum bonus opportunities typically range from 50% to 150% of base salary. The CEO, Vice Chairmen and certain executive officers can earn half of the maximum bonus opportunity if ITW's net income is at least 120% of targeted plan. The other half relates to the individual's performance measured against predetermined management goals, for example, succession planning, cost reduction targets, market penetration, acquisition planning and a variety of other objectives specifically related to individual units' performance. For the Executive Vice Presidents, one-eighth of the maximum bonus opportunity is based on ITW's net income, three-eighths is based on the operating income of the operating units for which the individual is responsible, and the remaining one-half is based on the individual's performance measured against evaluation factors similar to the CEO's. For 2000, the average bonus received by executive officers was approximately 96% of the maximum award. These awards reflected ITW's fourth straight year of record setting net income and the achievement of financial and personal objectives by the executive officers.

       STOCK INCENTIVES. The CEO, executive officers and other key employees participate in ITW's Stock Incentive Plan, principally through the grant of stock options. The magnitude of a stock option award is based on the executive officer's performance and the officer's ability to influence ITW's long-term growth and profitability. Options are priced at fair market value on the date of grant. The Committee approves these awards and believes that participation in the Stock Incentive Plan is an effective incentive for executive officers to create value for stockholders since the ultimate value of a stock option is directly related to the increase in the market price of ITW's common stock.

       The Board of Directors and the Compensation Committee have established stock ownership guidelines to further their objective of aligning the interests of executive officers and directors with stockholder interests. These guidelines apply to elected and appointed corporate officers as well as to non-officer directors. Recommended stock ownership is stated as a multiple of executive officers' base salaries and of directors' annual retainers as follows: CEO, five times; Vice Chairmen and Executive Vice Presidents, three times; Senior Vice Presidents, two times; Vice Presidents, one time; and non-officer directors, four times. The Committee recommends that an executive officer or non-officer director achieve the applicable ownership level within five years.

       Executive officers may satisfy stock ownership guidelines through open market purchases of ITW stock, exercise of stock options, accumulation of stock in ITW's Savings and Investment Plan, and unexercised vested options (less the exercise price and applicable taxes). In addition, under the Executive Incentive Plan, executive officers may elect to take up to half of their annual cash bonus in ITW common stock. Directors may satisfy stock ownership guidelines through open market purchases of ITW common stock, vested restricted stock, stock units included in the directors' phantom stock plan and stock in lieu of cash for retainer and meeting fees.

       Internal Revenue Code Section 162(m) limits the deductibility of compensation in excess of $1,000,000 paid to each of the CEO and the other four most highly compensated executive officers. Certain performance based and deferred compensation is not included in compensation counted for purposes of the limit. The Committee has attempted to structure ITW's compensation programs to preserve full deductibility and will continue to assess the impact of Section 162(m) on its compensation practices.

                                         Phillip B. Rooney, Chairman
                                         William F. Aldinger
                                         Michael J. Birck
                                         Don H. Davis, Jr.
                                         Robert C. McCormack

                              COMPANY PERFORMANCE

       This graph shows a five-year comparison of cumulative total returns for ITW, the Standard & Poor's (S&P) 500 Composite Index and the S&P Diversified Manufacturing Index. The graph assumes an investment of $100 on December 31, 1995 and the reinvestment of dividends. Total returns are based on market capitalization.

                              [PERFORMANCE GRAPH]

                              1995         1996         1997         1998         1999         2000
                           -----------  -----------  -----------  -----------  -----------  -----------
------------------------------------------------------------------------------------------------------------
 Illinois Tool Works Inc.    $100.00      $136.75      $207.75      $202.19      $237.78      $212.43
 S&P 500                     $100.00      $122.96      $163.98      $210.84      $255.22      $231.98
 S&P Diversified
    Manufacturing Index      $100.00      $137.81      $164.11      $190.20      $233.82      $278.35
------------------------------------------------------------------------------------------------------------

                         REPORT OF THE AUDIT COMMITTEE

       The Audit Committee of the Board of Directors is composed of six directors who are independent, as defined in the listing standards of the New York Stock Exchange. The responsibilities of the Committee are as set forth in the Charter of the Audit Committee adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A. These responsibilities include providing oversight to ITW's financial reporting process through periodic meetings with ITW's independent public accountants, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters. ITW's management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Committee, in carrying out its role, relies on ITW's senior management, including senior financial management, and ITW's independent public accountants.

       We have reviewed and discussed with senior management the audited financial statements included in the 2000 Annual Report to Stockholders. Management has confirmed to the Committee that the financial statements have been prepared in conformity with generally accepted accounting principles.

       We have discussed with Arthur Andersen LLP, ITW's independent public accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committee), under which Arthur Andersen must provide us with additional information regarding the scope and results of its audit of ITW's financial statements. This information includes:
(1) Arthur Andersen's responsibility under generally accepted auditing standards, (2) significant accounting policies, (3) management judgments and estimates, (4) any significant audit adjustments, (5) any disagreements with management, and (6) any difficulties encountered in performing the audit.

       We have received from Arthur Andersen a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Arthur Andersen and ITW that in its professional judgment may reasonably be thought to bear on independence. Arthur Andersen has discussed its independence with us, and has confirmed in the letter that, in its professional judgment, it is independent of ITW within the meaning of the federal securities laws.

       Based on the review and discussions described above, we have recommended to the Board of Directors that the audited statements included in ITW's 2000 Annual Report to Stockholders be included in ITW's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                         Susan Crown, Chairman
                                         William F. Aldinger
                                         Michael J. Birck
                                         Marvin D. Brailsford
                                         H. Richard Crowther
                                         Don H. Davis, Jr.

                         INDEPENDENT PUBLIC ACCOUNTANTS

       Arthur Andersen LLP has been ITW's independent public accounting firm since 1951. During 2000, the Board engaged Arthur Andersen to examine and report on ITW's financial statements and to review ITW's unaudited quarterly financial statements. The Board plans to engage Arthur Andersen to act in similar capacities for 2001. Representatives of Arthur Andersen will be present at the Annual Meeting and will have the opportunity to make a statement and respond to questions.

AUDIT FEES

       Arthur Andersen billed us approximately $3,529,000 for professional services in connection with the audit of the annual financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2000. Arthur Andersen also billed us approximately $107,000 for professional services in connection with the review of the quarterly financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

       In fiscal year 2000, Arthur Andersen did not bill us for or perform any professional services in connection with operating or supervising the operation of our information system or managing our local area network. In addition, there were no fees for professional services in connection with designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to our financial statements taken as a whole.

ALL OTHER FEES

       For fiscal year 2000, the aggregate fees for all other services of Arthur Andersen were approximately $8,500,000. A significant portion of these fees was for work that related primarily to tax services that Arthur Andersen performed globally.

       The Audit Committee has determined that the non-audit services of Arthur Andersen during fiscal year 2000 are compatible with maintaining Arthur Andersen's independence.

            REAPPROVAL OF PERFORMANCE FACTORS AND AWARD LIMITS UNDER THE 1996 STOCK INCENTIVE PLAN AND THE EXECUTIVE INCENTIVE PLAN

       In 1996, stockholders approved the material terms of performance-based awards under the 1996 Stock Incentive Plan and the Executive Incentive Plan. We sought stockholder approval in response to the deductibility limits of Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deductibility of compensation in excess of $1,000,000 per year paid to the CEO or any of the four other highest paid executive officers. If, however, compensation is based on objective goals, the criteria for which has been approved by stockholders, that compensation is not counted for purposes of the limit. The stockholders must also have approved the eligibility requirements for and maximum amount of the compensation.

       The effectiveness of the 1996 stockholder approval of the material terms of these performance goals expires at the Annual Meeting. The Board of Directors has determined that it is in the best interests of ITW that certain awards paid under the Stock Incentive Plan and the Executive Incentive Plan be eligible to qualify as performance-based compensation under Section 162(m) so that they are exempt from Section 162(m) limits on the deductibility of compensation. As a result, we are asking you to reapprove the performance criteria under which certain Stock Incentive Plan awards and Executive Incentive Plan awards will be made and the maximum amount of those awards. We are not amending and are not asking you to approve any amendments to the plans.

       The Stock Incentive Plan permits grants of incentives in the form of stock options, stock awards, performance units and stock appreciation rights. Stock awards and performance unit awards are performance based. The Compensation Committee administers the plan, approves key employees for participation and determines the timing and amount of awards. The Committee may grant stock awards of restricted shares under the plan that vest on the attainment of performance goals. Similarly, the Committee may grant performance units, which the participant earns to the extent that performance goals are attained. For stock awards or performance units intended to qualify as performance-based compensation under Section 162(m), the maximum award payable in cash to a participant in any calendar year is $5,000,000, and the maximum number of shares of ITW stock that may be issued to a participant in any calendar year is 500,000.

       The Executive Incentive Plan provides for cash payments based on the achievement of specific corporate, operating group or individual performance goals. The Compensation Committee administers the plan and approves key employees who contribute to ITW's profitability and growth for participation in the plan. Awards under the plan are based on the extent to which the performance objectives have been attained and are paid following the release of our audited financial statements for the applicable fiscal year. The maximum award qualifying under Section 162(m) payable to any key employee for any calendar year is $5,000,000.

       The Board of Directors recommends that the Compensation Committee be authorized to base performance objectives under the Stock Incentive Plan and the Executive Incentive Plan on one or more of the following factors: generation of free cash, earnings per share, revenues, market share, stock price, cash flow, retained earnings, results of customer satisfaction surveys, aggregate product price and other product price measures, safety record, acquisition activity, management succession planning, improved asset management, improved gross margins, increased inventory turns, product development and liability, research and development integration, proprietary protections, legal effectiveness, handling Securities and Exchange Commission or environmental issues, manufacturing efficiencies, system review and improvement, service reliability and cost management, operating expense ratios, total stockholder return, return on sales, return on equity, return on capital, return on assets, return on investment, net income, operating income, and one or more of these criteria relative to the performance of other corporations. The Board also recommends that you approve the maximum amount of the awards that may be granted under the Stock Incentive Plan and the Executive Incentive Plan as described above. These are the same performance factors and award limits that the stockholders approved in 1996.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL
OF THE PERFORMANCE FACTORS AND AWARD LIMITS UNDER THE 1996 STOCK INCENTIVE PLAN
                       AND THE EXECUTIVE INCENTIVE PLAN.

                           ANNUAL REPORT ON FORM 10-K

       YOU MAY OBTAIN A FREE COPY OF ITW'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING SCHEDULES, THAT WE FILED WITH THE SEC. TO DO SO, PLEASE WRITE TO: STEWART S. HUDNUT, SECRETARY, AT ILLINOIS TOOL WORKS INC., 3600 WEST LAKE AVENUE, GLENVIEW, ILLINOIS 60025.

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                          OF ILLINOIS TOOL WORKS INC.

STATEMENT OF PURPOSE

       The primary purpose of the Audit Committee of the Board of Directors of Illinois Tool Works Inc. is to assist the Board in fulfilling its oversight responsibilities. The Committee will monitor the integrity of the financial statements of the Company, the compliance by the Company with legal and regulatory requirements, and the independence and performance of the Company's internal and external auditors.

ORGANIZATION AND MEETINGS

       The Committee, a standing committee of the Board, will be composed of three or more directors and will meet the independence and experience requirements of the New York Stock Exchange. Members of the Committee, including its Chairperson, shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall have been duly elected and qualified.

       The Committee will have regularly scheduled meetings each year, with additional meetings to be held as circumstances require. The Committee will keep minutes of its meetings, and will regularly report to the Board on its activities, making recommendations as appropriate.

KEY RESPONSIBILITIES

       The Committee's job is one of oversight and it is not responsible for preparing the Company's financial statements, planning the audit of those financial statements or determining that the Company's financial statements are complete and accurate in accordance with GAAP. Additionally, the Committee recognizes that financial management, including the internal audit staff as well as the outside auditors, have more time, knowledge and detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

       The functions set forth below will be the common recurring activities of the Committee in carrying out its oversight function. These functions are a guide which the Committee may diverge from as appropriate given the circumstances.

   INTERNAL CONTROL

       - Review ITW's policies and procedures with management and recommend to the Board any changes considered appropriate.

       - Review the adequacy and effectiveness of ITW's financial and accounting controls with the independent auditor and the internal auditor, as appropriate, receiving recommendations for the improvement of such controls and reviewing whether any such previously approved recommendations have been implemented.

   EXTERNAL CONTROL

       - Review and recommend to the Board the independent auditor to be selected to audit ITW's consolidated financial statements. The Committee shall also evaluate the performance of the independent auditor and, where appropriate, recommend to the Board the replacement of the independent auditor. The independent auditor shall be ultimately accountable to the Committee and the Board.

       - Take action to ensure the objectivity of the independent auditor by reviewing and discussing with the independent auditor all significant relationships that the auditor has with the Company and its affiliates, including: (i) requesting, receiving and reviewing, at least on an annual basis, a formal written statement delineating all relationships that may reasonably be thought to bear on the independence of the independent auditor with respect to the Company in accordance with professional standards governing such independence; (ii) discussing with the independent auditor the contents of the statement including any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and (iii) if so determined by the Committee, recommending that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the independence of the independent auditors.

       - Meet with the independent auditor and management to review the proposed audit scope and procedures to be utilized.

       - At the conclusion of each annual audit, review and discuss with the independent auditor such matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61, as well as any other comments or recommendations made by the independent auditor.

       - Review with the independent auditor any problems or difficulties the auditor may have encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any changes required in the planned scope of the internal audit and the internal audit department responsibilities, budget and staffing.

   INTERNAL AUDIT

       - Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditor or management and concur in the appointment, replacement, reassignment or dismissal of the internal auditor.

       - Review the proposed audit plan of the internal auditor, including the independence and authority of the internal auditor's reporting obligations, the adequacy of internal audit resources and the coordination and completeness of coverage between the internal and independent auditors.

       - Review periodic summaries of significant findings from completed internal audits and, as appropriate, the status of major audits in process.

   FINANCIAL REPORTING

       - Review the Company's consolidated financial statements that will be contained in the Annual Report to Shareholders with management and the independent auditor to determine whether they are consistent with information known to the Committee members, and whether the independent auditor is satisfied with the disclosure and content of those financial statements. Based on such review, prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

       - Discuss with the independent auditor and management their judgments about the quality and the acceptability of accounting principles used to prepare the Company's consolidated financial statements. Review the impact on the annual financial statements of any significant accounting and reporting issues, including recent professional and regulatory pronouncements and any newly adopted or proposed changes in accounting principles that would significantly affect ITW or its consolidated financial statements.

   ETHICAL AND LEGAL COMPLIANCE

       - Review and advise the Board with respect to the effectiveness of the system for monitoring compliance with laws and regulations, including receiving reports from the General Counsel on the results of management's review of compliance with ITW's policies and any investigations by management related to significant fraudulent acts or irregularities.

       - Periodically review with the General Counsel any legal and regulatory matters that may have a material impact on the Company's financial statements, compliance policies and any material reports or inquiries received from regulators or governmental agencies.

       - Evaluate whether management is setting the appropriate "tone at the top" by communicating the importance of ITW's ethical and business practices standards, including the importance of internal accounting controls.

   OTHER RESPONSIBILITIES AND POWERS

       - Meet separately, at least annually, with the chief financial officer, the internal auditor and the independent auditor to discuss any matters that the chief financial officer, the auditors or the Committee believe should be discussed privately.

       - The Committee shall have the authority to institute special investigations and, if appropriate, hire special counsel or experts to assist in such investigations as needed.

       - Review the internal audit policies and procedures in effect for considering officers' expenses and perquisites.

       - Perform such other oversight functions as required by law, the Company's certificate of incorporation, as amended or restated, the bylaws of the Company or the Board of Directors.

       - Review and discuss the adequacy of the audit committee charter on an annual basis, or more frequently upon changes to the membership of the Committee or as otherwise needed and recommend any proposed changes to the Board.

                                                ILLINOIS TOOL WORKS INC.
                         PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  / /

[                                                                                                                                  ]
1. Election of Directors -                           For  WITHHOLD  FOR ALL
   Nominees: 01 - W. F. Aldinger, 02 - M. J. Birck,  ALL    ALL     EXCEPT   2. Reapproval of performance      FOR  AGAINST  ABSTAIN
   03 - M. D. Brailsford, 04 - S. Crown,             [ ]    [ ]       [ ]       factors and award limits       [ ]    [ ]      [ ]
   05 - H. R. Crowther, 06 - D. H. Davis, Jr.,                                  under the 1996 Stock Incentive
   07 - W. J. Farrell, 08 - R. C. McCormack,                                    Plan and the Executive
   09 - P. B. Rooney, 10 - H. B. Smith.                                         Incentive Plan.

   -----------------------------------------------
   Except for nominee(s) written above.                                       THIS PROXY WILL BE VOTED AS DIRECTED. THE BOARD OF
                                                                              DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2, WHICH
In their discretion, upon such other matters as may                           IS THE MANNER IN WHICH THIS PROXY WILL BE VOTED IF NO
properly come before the meeting.                                             DIRECTION IS MADE. THIS PROXY IS SOLICITED ON BEHALF
                                                                              OF THE BOARD OF DIRECTORS.

                                                                                 Please sign exactly as your name or names
                                                                                 appear. If jointly held, each owner must sign.
                                                                                 Executors, administrators, trustees, officers, etc.
                                                                                 should give full title as such.

                                                                                 Dated: ____________________________, 2001

                                                                                 ___________________________________________
                                                                                 Signature

                                                                                 ___________________________________________
                                                                                 Signature

------------------------------------------------------------------------------------------------------------------------------------
CONTROL NUMBER                                /\  FOLD AND DETACH HERE /\

                 PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY

                          ANNUAL MEETING MAY 11, 2001
                                                                      [ITW LOGO]
               YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

Illinois Tool Works Inc. encourages you to take advantage of the convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, follow these easy steps:

TO VOTE BY PHONE

   Call toll free 1-800-215-9653 any time on a touch tone telephone. There is
     NO CHARGE to you for the call.
   Enter the Control Number provided above.

OPTION #1: To vote as the Board of Directors recommends on the proposals, press
           1.

OPTION #2: If you choose to vote on each proposal separately, press 0 and follow the recorded instructions.

  WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 -- THANK YOU FOR VOTING.

TO VOTE BY INTERNET

  Go to the following website:www.computershare.com/us/proxy
  Enter the information requested on your computer screen, including your
    Control Number provided above.
  Follow the instructions on the screen.

     IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL BACK THE PROXY CARD.
                             THANK YOU FOR VOTING!

5615--ILLINOIS TOOL WORKS INC.

PROXY                                                                      PROXY

                            ILLINOIS TOOL WORKS INC.
                3600 WEST LAKE AVENUE, GLENVIEW, ILLINOIS 60025

                  ANNUAL MEETING OF STOCKHOLDERS MAY 11, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of Illinois Tool Works Inc. hereby appoints Susan Crown, Phillip B. Rooney and Harold B. Smith, or any of them, with full power of substitution, to act as proxies at the Annual Meeting of Stockholders of ITW to be held in Chicago, Illinois on May 11, 2001 with authority to vote as directed by this Proxy at the meeting, and any adjournments of the meeting, all shares of common stock of ITW registered in the name of the undersigned.

     IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

--------------------------------------------------------------------------------


                                   [ITW LOGO]

                            ILLINOIS TOOL WORKS INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                              FRIDAY, MAY 11, 2001

                             3:00 P.M. CENTRAL TIME

                     THE NORTHERN TRUST COMPANY (6TH FLOOR)
                            50 SOUTH LASALLE STREET
                               CHICAGO, ILLINOIS

                         5615--ILLINOIS TOOL WORKS INC.